QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 22, 2003

Regal Entertainment Group
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9110 East Nichols Avenue, Suite 200, Centennial, CO		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code 303-792-3600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

        On July 22, 2003, Regal Entertainment Group's board of directors declared a cash dividend in the amount of $0.15 per share of Class A and Class B common stock, payable on September 12, 2003 to the Class A and Class B common stockholders of record on August 25, 2003.

Item 7. Financial Statements and Exhibits.

  (a)
  None.

  (b)
  None.

  (c)
  Exhibits.

Exhibit No.	Exhibit Description
99.1	Regal Entertainment Group earnings press release dated July 22, 2003

Item 9. Regulation FD Disclosure.

        On July 22, 2003, Regal Entertainment Group announced its consolidated financial results for its second quarter ended June 26, 2003. The earnings release contains the following non-GAAP financial measures for the periods set forth therein: (i) earnings per diluted share, excluding merger and restructuring expenses (net of related tax effect), (ii) net income before depreciation and amortization expense, interest expense, net, and provision for income taxes ("EBITDA") and (iii) income from operations before depreciation and amortization expense, merger and restructuring expenses and amortization of deferred stock compensation, (gain) loss on disposal and impairment of operating assets, minority interest in earnings of consolidated subsidiaries and other expense (income), net ("Adjusted EBITDA"). The most directly comparable GAAP measures for earnings per diluted share, excluding merger and restructuring expenses (net of related tax effect), is earnings per diluted share, and the most directly comparable GAAP measures for EBITDA and Adjusted EBITDA are net cash provided by operating activities and operating income. The amounts of these measures for the relevant periods discussed in the press release are as follows (dollars in millions, except per share amounts):

	Quarter Ended
	June 26, 2003	Pro Forma June 27, 2002
Net cash provided by operating activities	$162.7	$144.2
Operating income	$93.3	$94.5
	Quarter Ended			Two Quarters Ended
	June 26, 2003	Pro Forma June 27, 2002	June 27, 2002	June 26, 2003	Pro Forma June 27, 2002	June 27, 2002
Earnings per diluted share	$0.33	$0.34	$0.09	$0.59	$0.59	$0.24

        Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the press release, a copy of which is furnished to the United States Securities and Exchange Commission (the "Commission") with this current report on Form 8-K as an exhibit. The information in this current report is being furnished pursuant to Item 12 under Item 9 of Form 8-K as directed by the Commission in Release No. 34-47583.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP
Date: July 22, 2003	By:	/s/ PETER B. BRANDOW
	Name:	Peter B. Brandow
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Regal Entertainment Group earnings press release dated July 22, 2003

QuickLinks

  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURES
Exhibit Index